STOCK PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”), entered into as of the 11th day of April, 2006, is made by and between Thomas Elliot, Jimmy Harvey, and Jean LeRoy (together, Thomas Elliot, Jimmy Harvey, and Jean LeRoy are referred to herein as the“Shareholders”), Supreme Realty Investments, Inc. (“SRLT”), and Zujun Xu (“Xu”) (the “Buyer”).

Whereas, The Shareholders desire to sell to the Buyer and the Buyer wishes to purchase and acquire from the Shareholders an aggregate of 8,821,000 shares of SRLT’s common stock, representing 70.56% of the capital stock of SRLT, pursuant to the terms and conditions of this Agreement.

Now, Therefore, in consideration of the representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement the following terms will have the following meanings:

(a)	“Agreement” means this Stock Purchase Agreement;

(b)	“Closing” means the completion, on the date hereof, of the transactions contemplated hereby in accordance with Article 7 hereof;

(c)	“Place of Closing” means the offices of Berkman, Henoch, Peterson & Peddy, P.C., or such other place as the Buyer and SRLT may mutually agree upon;

(d)
“SRLT Accounts Payable and Liabilities” means all accounts payable and liabilities of SRLT, on a consolidated basis, due and owing or otherwise constituting a binding obligation of SRLT and its subsidiaries (other than an SRLT Material Contract) as of April 6, 2006, as set forth is Schedule “A” hereto;

(e)	“SRLT Accounts Receivable” means all accounts receivable and other debts owing to SRLT, on a consolidated basis, as of April 6, 2006, as set forth in Schedule “B” hereto;

(f)
“SRLT Assets” means the undertaking and all the property and assets of the SRLT Business of every kind and description wheresoever situated including, without limitation, SRLT Equipment, SRLT Inventory, SRLT Material Contracts, SRLT Accounts Receivable, SRLT Cash, SRLT Intangible Assets and SRLT Goodwill, and all credit cards, charge cards and banking cards issued to SRLT;

(g)	“SRLT Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of SRLT and its subsidiaries or relating to the SRLT Business as set forth in Schedule “C” hereto;

(h)	“SRLT Business” means all aspects of any business conducted by SRLT and its subsidiaries;

(i)	“SRLT Cash” means all cash on hand or on deposit to the credit of SRLT and its subsidiaries on the date hereof;

(j)	“SRLT Common Shares” means the shares of common stock in the capital of SRLT;

(k)	“SRLT Preferred Shares” means the non-voting series A preferred stock, no par value in the capital of SRLT;

(l)	“SRLT Debt to Related Parties” means the debts owed by SRLT and its subsidiaries to any affiliate, director or officer of SRLT as described in Schedule “D” hereto;

(m)	“SRLT Equipment” means all machinery, equipment, furniture, and furnishings used in the SRLT Business, including, without limitation, the items more particularly described in Schedule “E” hereto;

(n)
“SRLT Financial Statements” means, collectively, the audited consolidated financial statements of SRLT for the fiscal year ended December 31, 2005, and the unaudited consolidated financial statements of SRLT for the six month period ended June 31, 2005, true copies of which are attached as Schedule “F” hereto;

(o)
“SRLT Goodwill” means the goodwill of the SRLT Business including the right to all corporate, operating and trade names associated with the SRLT Business, or any variations of such names as part of or in connection with the SRLT Business, all books and records and other information relating to the SRLT Business, all necessary licenses and authorizations and any other rights used in connection with the SRLT Business;

(p)	“SRLT Insurance Policies” means the public liability insurance and insurance against loss or damage to the SRLT Assets and the SRLT Business as described in Schedule “G” hereto;

(q)
“SRLT Intangible Assets” means all of the intangible assets of SRLT and its subsidiaries, including, without limitation, SRLT Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of SRLT and its subsidiaries;

(r)	“SRLT Inventory” means all inventory and supplies of the SRLT Business as of April 6, 2006, as set forth in Schedule “H” hereto;

(s)
“SRLT Material Contracts” means the burden and benefit of and the right, title and interest of SRLT and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SRLT or its subsidiaries are entitled whereunder SRLT or its subsidiaries are obligated to pay or entitled to receive the sum of $750 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “I” hereto; and

(t)	“Shares” shall mean the 8,821,000 shares of SRLT Common Stock to be sold to Buyer by the Company hereunder.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2 Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3 Section References and Schedules. Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4 Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
PURCHASE AND SALE

2.1 Issuance of the Shares. Subject to all of the terms and conditions of this Agreement, the Shareholders do hereby sell, assign, transfer and convey to the Buyer, and the Buyer does hereby purchase and accept from the Shareholders, all of the Shares as set forth on Exhibit A, free and clear of all encumbrances, liens, charges and claims, which Shares represent 70.56% of the capital stock of SRLT.

2.2 Purchase Price; Payment. The purchase price for the Shares is Five Hundred Ninety Thousand Dollars ($590,000) (the “Purchase Price”) and shall be paid by wire transfer $590,000 of immediately available funds or bank or certified check in accordance with Exhibit A.

ARTICLE 3
SELLERS’ REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. The Shareholders and SRLT jointly and severally make the representations and warranties set forth below and intend and acknowledge that the Buyer will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

The Sellers

(a)
Power and Capacity. Each Shareholder has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes each Shareholder’s valid, legal and binding obligation and is enforceable against such Shareholder in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

(b)
Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting the Shareholder. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against either party constituting the Shareholder and there is no basis for any action, suit, proceeding or investigation against either party constituting the Shareholder.

(c)
Ownership. The Sellers are the sole legal, beneficial and registered owner of the Shares, free and clear of any liens, security interests, charges or other encumbrances of any nature whatsoever. The Shares are validly issued, fully paid and non-assessable.

SRLT - Corporate Status and Capacity

(d)
Incorporation. SRLT is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(e)	Carrying on Business. SRLT does not currently conduct any business activity. SRLT is not required to register or otherwise be qualified to carry on business in any foreign jurisdiction;

(f)	Corporate Capacity. SRLT has the corporate power, capacity and authority to own the SRLT Assets;

(g)
Reporting Status; Listing. SRLT is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SRLT’s Common Shares are quoted on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board System (the “OTC Bulletin Board”). SRLT has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five years preceding the date hereof (or such shorter period as the SRLT was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”) and is current with respect to its Exchange Act filing requirements.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.  All material agreements to which SRLT is a party or to which the property or assets of SRLT are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act.  The financial statements of SRLT included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of SRLT as at the dates thereof and the results of its operations and cash flows for the periods then ended.  SRLT is not aware of any facts which would make SRLT’s Common Stock ineligible for quotation on the OTC Bulletin Board;

SRLT - Capitalization

(h)
Authorized Capital. The authorized capital of SRLT consists of: (i) 200,000,000 shares of Common Stock, $.001 par value, of which 12,540,000 are presently issued and outstanding; and (ii) 100,000,000 shares of non-voting series A preferred stock, no par value, of which none are presently issued or outstanding.

(i)
No Option. No person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement or option for the acquisition of SRLT Common Shares or SRLT Preferred Shares or for the purchase, subscription or issuance of any other securities of SRLT;

SRLT - Records and Financial Statements

(j)	Charter Documents. The charter documents of SRLT have not been altered since its incorporation, except as filed in the record books of SRLT;

(k)
Corporate Minute Books. The corporate minute books of SRLT and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by SRLT and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of SRLT and its subsidiaries. SRLT and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(l)
SRLT Financial Statements. The SRLT Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SRLT, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the SRLT Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(m)
SRLT Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of SRLT or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the SRLT Financial Statements and neither SRLT nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of SRLT and its subsidiaries as of April 6, 2006 are described in Schedule “A” hereto;

(n)
SRLT Accounts Receivable. All the SRLT Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of SRLT, any claim by the obligor for set-off or counterclaim;

(o)	SRLT Bank Accounts. All of the SRLT Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(p)	No Debt to Related Parties. Except as disclosed in Schedule “D” hereto, neither SRLT nor its subsidiaries are, and on Closing will not be, indebted to any affiliate, director or officer of SRLT;

(q)	No Related Party Debt to SRLT. No director or officer or affiliate of SRLT is now indebted to or under any financial obligation to SRLT or its subsidiaries on any account whatsoever;

(r)	No Dividends. No dividends or other distributions on any shares in the capital of SRLT have been made, declared or authorized since the date of SRLT Financial Statements;

(s)
No Payments. No payments of any kind have been made or authorized since the date of the SRLT Financial Statements to or on behalf of officers, directors, shareholders or employees of SRLT or its subsidiaries or under any management agreements with SRLT or its subsidiaries, except payments made in the ordinary course of business;

(t)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting SRLT or its subsidiaries;

(u)	No Adverse Events. Since the date of the SRLT Financial Statements

(i)
there has not been any adverse change in the financial position or condition of SRLT, its subsidiaries, its liabilities or the SRLT Assets or any damage, loss or other change in circumstances affecting SRLT, the SRLT Business or the SRLT Assets or SRLT’s right to carry on the SRLT Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) adversely affecting SRLT, its subsidiaries, the SRLT Business or the SRLT Assets,

(iii)
there has not been any increase in the compensation payable or to become payable by SRLT to any of SRLT’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the SRLT Business has been and continues to be carried on in the ordinary course,

(v)	SRLT has not waived or surrendered any right of material value,

(vi)	Neither SRLT nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $500 individually or $1,000 in total have been authorized or made.

SRLT - Income Tax Matters

(v)
Tax Returns. All tax returns and reports of SRLT and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by SRLT and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(w)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by SRLT or its subsidiaries. There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

SRLT - Applicable Laws and Legal Matters

(x)
Licenses. SRLT and its subsidiaries hold all licenses and permits as may be required for carrying on the SRLT Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have an adverse effect on the SRLT Business;

(y)
Applicable Laws. Neither SRLT nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have an adverse effect on the SRLT Business (greater than $500), and to SRLT’s knowledge, neither SRLT nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in an adverse impact on the SRLT Business;

(z)
Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to SRLT, its subsidiaries, the SRLT Business, or any of the SRLT Assets nor does SRLT have any knowledge after due investigation of any deliberate act or omission of SRLT or its subsidiaries that would form any basis for any such action or proceeding;

(aa)
No Bankruptcy. Neither SRLT nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SRLT or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SRLT or its subsidiaries;

(bb)
Labor Matters. Neither SRLT nor its subsidiaries are party to any collective agreement relating to the SRLT Business with any labor union or other association of employees and no part of the SRLT Business has been certified as a unit appropriate for collective bargaining or, to the best knowledge of SRLT, has made any attempt in that regard;

(cc)
Finder's Fees. Neither SRLT nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(dd)	Authorization and Enforceability. The completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SRLT;

(ee)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of SRLT or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SRLT or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the SRLT Material Contracts, or any right or rights enjoyed by SRLT or its subsidiaries,

(iii)	result in any alteration of SRLT’s or its subsidiaries’ obligations under any agreement to which SRLT or its subsidiaries are party including, without limitation, the SRLT Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the SRLT Assets,

(v)	result in the imposition of any tax liability to SRLT or its subsidiaries relating to the SRLT Assets, or

(vi)	violate any court order or decree to which either SRLT or its subsidiaries are subject;

SRLT Assets - Ownership and Condition

(ff)
Business Assets. The SRLT Assets comprise all of the property and assets of the SRLT Business, and no other person, firm or corporation owns any assets used by SRLT in operating the SRLT Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “E” or “H” hereto;

(gg)
Title. SRLT is the legal and beneficial owner of the SRLT Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “E” or “H” hereto;

(hh)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the SRLT Assets;

(ii)
SRLT Insurance Policies. SRLT and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the SRLT Assets and the SRLT Business as described in Schedule “G” hereto;

(jj)	SRLT Material Contracts. The SRLT Material Contracts listed in Schedule “I” constitute all of the material contracts of SRLT and its subsidiaries;

(kk)
No Default. There has not been any default in any obligation of SRLT or any other party to be performed under any of the SRLT Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and SRLT is not aware of any default in the obligations of any other party to any of the SRLT Material Contracts;

(ll)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of SRLT or its subsidiaries. Neither SRLT nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

SRLT Assets - SRLT Equipment

(mm)	SRLT Equipment. The SRLT Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

SRLT Assets - SRLT Goodwill and Other Assets

(nn)
SRLT Goodwill. SRLT and its subsidiaries do not carry on the SRLT Business under any other business or trade names. SRLT does not have any knowledge of any infringement by SRLT or its subsidiaries of any patent, trademarks, copyright or trade secret;

SRLT Business

(oo)
Maintenance of Business. Since the date of the SRLT Financial Statements, SRLT and its subsidiaries have not entered into any agreement or commitment except in the ordinary course and except as disclosed herein;

(pp)	Subsidiaries. SRLT does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

SRLT - Shares

(qq)
Shares. The Shares when delivered to the Buyer shall be validly issued and outstanding as fully paid and non-assessable shares and the Shares shall be transferable upon the books of SRLT, in all cases subject to the provisions and restrictions of all applicable securities laws.

3.2 Survival. The representations and warranties herein will be true at and as of the date hereof in all material respects. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Buyer, the representations and warranties made herein shall survive the Closing and be effective for a period of thirty-six months (36) months from the date hereof.

3.3 Indemnity. The Shareholders agree to jointly and severally indemnify and save harmless the Buyer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Shareholders to defend any such claim), resulting from the breach by them of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SRLT to the Buyer hereunder.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.1 Representations and Warranties. The Buyer makes the representations and warranties set forth below and intend and acknowledge that SRLT and the Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby. Any schedules described in or contemplated by such representations and warranties shall be prepared both as of the date of this Agreement and as of the date of the Closing.

(a)
Power and Capacity. The Buyer has the power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the Buyer’s valid, legal and binding obligation and is enforceable against it in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law;

(b)
No Conflict. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract or other instrument or obligation to which the Buyer is a party or by which its assets may be bound; or (b) violate any order, writ, injunction or decree applicable to the Buyer, or any of its properties or assets.

(c)
Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or threatened against or affecting the Buyer. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against either party constituting the Buyer and there is no basis for any action, suit, proceeding or investigation against Buyer.

4.2 Survival. The representations and warranties of the Buyer contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Sellers, the representations and warranties of the Buyer made herein shall survive the Closing and be effective for a period of thirty-six (36) months from the date hereof.

ARTICLE 5
FURTHER COVENANTS

5.1 Legend. The Buyer agrees to the imprinting of the following legend on any certificates representing the Shares:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(3) OF THE SECURITIES ACT AND MAY NOT BE RESOLD PUBLICLY UNDER RULE 144 UNTIL CERTAIN HOLDING PERIOD REQUIREMENTS ARE MET.”

5.2 Expenses of the Parties. Except as otherwise expressly provided in this Agreement, all expenses incurred by SRLT and the Shareholders in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, shall be borne solely by the Shareholders, and neither the Buyer nor SRLT shall have any responsibility with respect thereto.

5.3 Further Assurances. Each party shall cooperate with the other, take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

ARTICLE 6
CONDITIONS PRECEDENT

6.1 Conditions Precedent in favor of SRLT and the Shareholders. The obligations of SRLT and the Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to SRLT hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Buyer at or prior to the Closing will have been complied with or performed; and

(c)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

6.2 Waiver by SRLT and the Shareholders. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SRLT and the Shareholders and any such condition may be waived in whole or in part by SRLT or the Shareholders at or prior to Closing by delivering to the Buyer a written waiver to that effect signed by SRLT or the Shareholders, as the case may be. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, the Shareholders shall be released from all obligations under this Agreement.

6.3 Conditions Precedent in Favor of the Buyer. The obligation of the Buyer to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to the SRLT or the Shareholders hereunder will have been so executed and delivered;

(b)
SRLT, its officers and directors and each Shareholder shall be current in their respective filing obligations with the Securities and Exchange Commission (it being understood that Schedule 13Ds and Forms 3 and 4 may be required to be filed by such parties, as applicable);

(c)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Shareholders or SRLT at or prior to the Closing will have been complied with or performed;

(d)	SRLT will have delivered the Shares, duly and validly issued, to the Buyer at the Closing;

(e)	title to the Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(i)
the completion of the transfer of all assets and liabilities of SRLT on or prior to the Closing will have been completed to the satisfaction of the Buyer, which transfer shall reflected in the schedules provided to the Buyer as of the date of the Closing; and

(j)	The Buyer shall have received from SRLT’s counsel a legal opinion in form and substance satisfactory to SRLT.

6.4 Waiver by the Buyer. The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Buyer and any such condition may be waived in whole or in part by the Buyer at or prior to the Closing by delivering to SRLT and Shareholders a written waiver to that effect signed by the Buyer. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Buyer shall be released from all obligations under this Agreement.

6.5 Confidentiality. Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the other party and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that SRLT will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed transaction contemplated hereby together with such other documents as are required to maintain SRLT’s status as being current in all of its filings with the Securities and Exchange Commission, subject to the review and approval of the Buyer of any and all copy and/or documents drafted by SRLT.

ARTICLE 7
CLOSING

7.1 Closing. The sale of the Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

7.2 Closing Deliveries of the Buyer. On or before the Closing, the Buyer will deliver or cause to be delivered to the Sellers:

(a)	this Agreement, duly executed by the Buyer;

(b)	the Purchase Price

(c)
all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer; and

(d)	such other documents as SRLT may reasonably require to give effect to the terms and intention of this Agreement.

7.3 Closing Deliveries of the Sellers. On or before the Closing, SRLT and the Shareholders shall deliver or cause to be delivered to the Buyer:

(a)	this Agreement, duly executed by the Sellers;

(b)	share certificates representing the Shares;

(c)	resignations of all of the officers of SRLT as of the date hereof;

(d)	updated schedules of SRLT and the Shareholders, dated as of the date of the Closing;

(e)	a certified copy of a resolution of the directors of SRLT dated as of the date hereof appointing the nominees of the Buyer as officers of the Buyer;

(f)	an undated resolution of the directors of SRLT appointing the nominee of the Buyer listed below in Article 8 to the board of directors of SRLT;

(g)	undated resignation Thomas Elliot as a director of SRLT;

(h)	resignations of all directors other than Thomas Elliot, as directors of SRLT dated as of the date hereof;

(i)	all reasonable consents or approvals required to be obtained by the Buyer for the purposes of completing the transaction contemplated herein and preserving and maintaining the interests of the Buyer;

(j)	the legal opinion of SRLT’s counsel referred to in Section 6.3(j); and

(k)	such other documents as the Buyer may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 8
POST-CLOSING MATTERS

Forthwith after the Closing, the Buyer and the Shareholders agree to use all their best efforts to:

(a)
file with the Securities and Exchange Commission a report on Form 14f-1 disclosing the change in control of SRLT and, 10 days after such filing, date the resolutions appointing to the board of directors of SRLT, Xujun Xu, and forthwith date and accept the resignation of Thomas Elliot as a director of SRLT;

(b)	file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement;

(c)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Shares by the Buyer; and

(d)	take such steps are required to change the name of SRLT to as Buyer may determine.

ARTICLE 9
GENERAL PROVISIONS

9.1 Arbitration. The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in Nassau County, New York.

9.2 Notice. Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

9.3 Addresses for Service. The address for service of notice of each of the parties hereto is as follows:

(a)	the Shareholders:

4700 Millennia Blvd. Suite 175
Orlando, Florida 32839

(b)	the Buyer:

Zujun Xu
No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City, P.R. China.

with a copy to:
Berkman, Henoch, Peterson & Peddy, P.C.
100 Garden City Plaza
Garden City, New York 11530
Attention: Jeffrey M. Stein, Esq.

9.4 Change of Address. Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

9.5 Amendment. This Agreement may be amended only by a writing executed by each of the parties hereto.

9.6 Entire Agreement. The provisions contained herein constitute the entire agreement among the Buyer and the Sellers respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Buyer and the Sellers with respect to the subject matter hereof.

9.7 Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9 Assignment. This Agreement is not assignable without the prior written consent of the parties hereto.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties agree to be subject to the exclusive jurisdiction and venue of the state and federal courts located in Nassau County, New York.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

Shareholders:

_________________________
Thomas Elliot

_________________________
Jimmy Harvey

_________________________
Jean LeRoy

Buyer:

_____________________
Zujun Xu

SRLT

Supreme Realty Investments, Inc.

By: __________________
Thomas Elliot, President

Exhibit A

Name of Shareholder	Number of Shares	Percent of Outstanding
Thomas Elliot	5,306,927	41.76
Jimmy Harvey	1,500,000	12
Jean LeRoy	2,014,208	16.11